EXHIBIT 10.19

THIRD LOAN MODIFICATION AND WAIVER AGREEMENT

This Third Loan Modification and Waiver Agreement (this “Loan Modification Agreement”) is entered into as of March 2, 2012, by and between (i) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and (ii) WORLD ENERGY SOLUTIONS, INC., a Delaware corporation with offices located at 446 Main Street, Worcester, Massachusetts 01608, and WORLD ENERGY SECURITIES CORP., a Massachusetts securities corporation with offices located at 446 Main Street, Worcester, Massachusetts 01608 (individually and collectively, jointly and severally, “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of September 8, 2008, evidenced by, among other documents, a certain Loan and Security Agreement dated as of September 8, 2008, between Borrower and Bank, as amended by a certain First Loan Modification Agreement, dated as of September 30, 2009 and as further amended by a certain Second Loan Modification Agreement, dated as of March 8, 2011 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting Sections 2.1.2, 2.1.3 and 2.1.4 and inserting the following in lieu thereof:

“2.1.2 [Reserved].

2.1.3 [Reserved].

2.1.4 [Reserved].”

2	The Loan Agreement shall be amended by inserting the following new Section 2.1.5 immediately following Section 2.1.4 thereof:

“2.1.5 Term Loan 2012.

(a) Availability. Bank shall make one (1) term loan available to Borrower in an amount up to the Term Loan 2012 Amount on the Third Loan Modification Effective Date, subject to the satisfaction of the terms and conditions of this Agreement.

(b) Repayment. Commencing on the first day of the month following the month in which the Funding Date occurs and thereafter on the first day of each successive calendar month until the Term Loan 2012 is paid in full, Borrower shall make monthly payments of interest in arrears with respect to the Term Loan 2012. Commencing on

December 1, 2012, Borrower shall repay the principal amount of the Term Loan 2012 in thirty-nine (39) equal installments of principal, based on a thirty-nine (39) month amortization schedule (each payment of principal and/or interest being a “Term Loan 2012 Payment”). Each Term Loan 2012 Payment shall be payable on the first day of each month. Borrower’s final Term Loan 2012 Payment, due on the Term Loan 2012 Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan 2012. Once repaid, the Term Loan 2012 may not be reborrowed.

(c) Prepayment. The Term Loan 2012 may be prepaid, in whole prior to the Term Loan 2012 Maturity Date by Borrower, effective three (3) Business Days after written notice of such prepayment is given to Bank. Notwithstanding any such prepayment, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations (other than inchoate indemnity obligations). If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, if such prepayment occurs on or before the first anniversary of the Third Loan Modification Effective Date, a prepayment premium in an amount equal to one percent (1.00%) of the principal amount of the Term Loan 2012 then outstanding; provided that no prepayment premium shall be charged if the Term Loan 2012 is replaced with a new facility from another division of Silicon Valley Bank. Upon payment in full of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall terminate and release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.”

3	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.2 thereof:

“2.2 Overadvances. If, at any time the sum of (a) the outstanding amount of any Advances (including any amounts used for Cash Management Services) plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve, plus (c) the FX Reserve exceeds the lesser of either the Revolving Line or the Borrowing Base (such excess amount being an “Overadvance”), Borrower shall pay to Bank in cash such Overadvance immediately; provided, however, that if such Overadvance results from Bank’s exercising its right to decrease the percentages of the Borrowing Base or to adjust the criteria for Eligible Accounts, Borrower shall have three (3) Business Days from receipt of notice from Bank of such decrease or adjustment to repay such Overadvance.”

and inserting in lieu thereof the following:

“2.2 Overadvances. If, at any time the sum of the outstanding amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base (such excess amount being an “Overadvance”), Borrower shall pay to Bank in cash such Overadvance immediately; provided, however, that if such Overadvance results from Bank’s exercising its right to decrease the percentages of the Borrowing Base or to adjust the criteria for Eligible Accounts, Borrower shall have three (3) Business Days from receipt of notice from Bank of such decrease or adjustment to repay such Overadvance.”

4	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3(a) thereof:

“(a) Interest Rate; Advances. Subject to Section 2.3(b), (a) the principal amount of the Revolving Line outstanding due to Advances made in respect of Eligible Accounts shall accrue interest at a floating per annum rate equal to the aggregate of the Prime Rate plus two and one-quarter of one percentage point (2.25%), provided, however, during a Streamline Period, the principal amount of the Revolving Line outstanding due to Advances made in respect of Eligible Accounts shall accrue interest at a floating per annum rate equal to the aggregate of the Prime Rate plus one and one-quarter percentage points (1.25%); and (b) the principal amount of the Revolving Line outstanding due to Advances made in respect of Eligible Retail Backlog Accounts shall accrue interest at a floating per annum rate equal to the aggregate of the Prime Rate plus two and three-quarters of one percentage point (2.75%), provided, however, during a Streamline Period, the principal amount of the Revolving Line outstanding due to Advances made in respect of Eligible Retail Backlog Accounts shall accrue interest at a floating per annum rate equal to the aggregate of the Prime Rate plus two percentage points (2.00%). Interest on any Credit Extension shall be payable monthly.”

and inserting in lieu thereof the following:

“(a) Interest Rate.

(i) Advances. Subject to Section 2.3(b), (a) the principal amount of the Revolving Line outstanding due to Advances made in respect of Eligible Accounts shall accrue interest at a floating per annum rate equal to the aggregate of the Prime Rate plus two and one-quarter of one percentage point (2.25%), provided, however, during a Streamline Period, the principal amount of the Revolving Line outstanding due to Advances made in respect of Eligible Accounts shall accrue interest at a floating per annum rate equal to the aggregate of the Prime Rate plus one and one-quarter percentage points (1.25%); and (b) the principal amount of the Revolving Line outstanding due to Advances made in respect of Eligible Retail Backlog Accounts shall accrue interest at a floating per annum rate equal to the aggregate of the Prime Rate plus two and three-quarters of one percentage point (2.75%), provided, however, during a Streamline Period, the principal amount of the Revolving Line outstanding due to Advances made in respect of Eligible Retail Backlog Accounts shall accrue interest at a floating per annum rate equal to the aggregate of the Prime Rate plus two percentage points (2.00%). Interest on any Credit Extension shall be payable monthly.

(ii) Term Loan 2012. Subject to Section 2.3(b) the principal amount outstanding under the Term Loan 2012 shall accrue interest at a floating per annum rate equal to the Prime Rate plus two and one-quarter of one percentage point (2.25%), which interest shall be payable monthly on the first day of each month.”

5	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.4(b) thereof:

“(b) Letter of Credit Fee. Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, upon the issuance or renewal of such Letter of Credit by Bank;”

and inserting the following in lieu thereof:

“(b) [Reserved];”

6	The Loan Agreement shall be amended by deleting the following text appearing as Section 3.4 thereof:

“3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance (other than Advances under Sections 2.1.2, 2.1.3 or 2.1.4), Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 3:00 p.m. local Boston time on the Funding Date of the Advance. Together with such notification, Borrower must promptly deliver to Bank by electronic mail or facsimile a completed Transaction Report executed by a Responsible Officer or his or her designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the

Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes in its good faith business judgment, to be a Responsible Officer or designee.”

and inserting the following in lieu thereof:

“3.4 Procedures for Borrowing; Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 3:00 p.m. local Boston time on the Funding Date of the Advance. Together with such notification, Borrower must promptly deliver to Bank by electronic mail or facsimile a completed Transaction Report executed by a Responsible Officer or his or her designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes in its good faith business judgment, to be a Responsible Officer or designee.”

7	The Loan Agreement shall be amended by inserting the following text immediately after the last sentence of Section 4.1 thereof:

“Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that expressly have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding letters of credit, Borrower shall provide to Bank cash collateral in an amount equal to 105% (110% for letters of credit denominated in a currency other than Dollars), of the Dollar Equivalent of the face amount of all such letters of credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such letters of credit.”

8	The Loan Agreement shall be amended by deleting the following text appearing as Sections 6.2(a) (i) and (ii) thereof:

“(i) weekly, whenever there are any outstanding Credit Extensions, and upon each request for a Credit Extension, a Transaction Report;

(ii) whenever there are any outstanding Credit Extensions, within twenty (20) days after the end of each month, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, (C) monthly unbilled accounts receivable agings (aged by revenue date), Deferred Revenue report and general ledger, and (D) a schedule of expected collections;”

and inserting the following in lieu thereof:

“(i) weekly, whenever there are any outstanding Credit Extensions under the Revolving Line, and upon each request for a Credit Extension under the Revolving Line, a Transaction Report;

(ii) whenever there are any outstanding Credit Extensions under the Revolving Line, within twenty (20) days after the end of each month, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, (C) monthly unbilled accounts receivable agings (aged by revenue date), Deferred Revenue report and general ledger, and (D) a schedule of expected collections;”

9	The Loan Agreement shall be amended by deleting the following text appearing at the end of Section 6.2(a) thereof:

“Notwithstanding the foregoing, during a Streamline Period, provided no Event of Default has occurred and is continuing, Borrower shall not be required to provide Bank with the Transaction Report required pursuant to clause (a)(i) above; provided, however, that during such Streamline Period, Borrower shall provide Bank, within twenty (20) days after the end of each month in which there were any outstanding Credit Extensions, a duly completed Borrowing Base Certificate signed by a Responsible Officer.”

and inserting the following in lieu thereof:

“Notwithstanding the foregoing, during a Streamline Period, provided no Event of Default has occurred and is continuing, Borrower shall not be required to provide Bank with the Transaction Report required pursuant to clause (a)(i) above; provided, however, that during such Streamline Period, Borrower shall provide Bank, within twenty (20) days after the end of each month in which there were any outstanding Credit Extensions under the Revolving Line, a duly completed Borrowing Base Certificate signed by a Responsible Officer.”

10	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9 thereof:

“6.9 Financial Covenants.

Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)	Minimum EBITDA. A minimum EBITDA, measured on a trailing three-month basis ending as of the date indicated below, in an amount not less than (no greater loss than) the amounts indicated below:

Trailing Three Month Period Ended	Minimum EBITDA (maximum loss)
January 31, 2011 through and including March 31, 2011	$1.00

April 30, 2011 through and including August 31, 2011	($250,000)

September 30, 2011 through and including November 31, 2011	$1.00

December 31, 2011 and each monthly period ending thereafter	$250,000”

and inserting in lieu thereof the following:

“6.9 Financial Covenants.

Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a) Minimum Cash and Availability. Commencing February 28, 2012 and at all times thereafter, maintain unrestricted cash of Borrower at Bank plus unused Availability Amount of not less than One Million Two Hundred Fifty Thousand Dollars ($1,250,000);

(b) Minimum Fixed Charge Coverage Ratio. Commencing with the first full fiscal quarter following the Third Loan Modification Effective Date, achieve, on a trailing three month basis, measured on the last day of each monthly period, a Fixed Charge Coverage Ratio of not less than 1.25:1.00.

11	The Loan Agreement shall be amended by deleting the following text appearing as Section 7.7 thereof:

“7.7 Investments; Distributions. (a) Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of existing and former employees or consultants pursuant to board approved stock repurchase agreements so long as (X) an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, and (Y) such repurchase does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate in any fiscal year.”

and inserting in lieu thereof the following:

“7.7 Investments; Distributions. (a) Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so; (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of existing and former employees or consultants pursuant to board approved stock repurchase agreements so long as (X) an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, and (Y) such repurchase does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate in any fiscal year, and (iii) Borrower may make the GSE Earn-Out Payments so long as (X) an Event of Default does not exist at the time of such payment and would not exist immediately after giving effect to such payment and (Y) Borrower provides evidence satisfactory to Bank, in its sole discretion, that Borrower will remain in compliance with the Minimum Cash and Availability financial covenant contained in Section 6.9(a) both immediately after giving effect to such payment and as of the last day of the month in which such payment is made.”

12	The Loan Agreement shall be amended by deleting the following text appearing as Section 7.9 thereof:

“7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.”

and inserting in lieu thereof the following:

“7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject; provided however, Borrower may make scheduled payments under the NES Note so long as (i) an Event of Default does not exist at the time of such payment and would not exist immediately after giving effect to such payment and (ii) Borrower provides evidence satisfactory to Bank, in its sole discretion, that Borrower will remain in compliance with the Minimum Cash and Availability financial covenant contained in Section 6.9(a) both immediately after giving effect to such payment and as of the last day of the month in which such payment is made, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.”

13	The Loan Agreement shall be amended by deleting the following text appearing as Section 9.1 thereof:

“(c) demand that Borrower (i) deposits cash with Bank in an amount equal to the aggregate amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d) terminate any FX Forward Contracts;”

and inserting in lieu thereof the following:

“(c) demand that Borrower (i) deposits cash with Bank in an amount equal to the aggregate amount of any letters of credit remaining undrawn, as collateral security for the repayment of any future drawings under such letters of credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any letters of credit;

(d) terminate any foreign exchange forward contracts;”

14	The Loan Agreement shall be amended by deleting the following text appearing as Section 12.8 thereof:

“12.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.3 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.”

and inserting in lieu thereof the following:

“12.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements. The obligation of Borrower in Section 12.3 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.”

15	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1thereof:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the Borrowing Base minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit plus an amount equal to the Letter of Credit Reserves), minus (c) the FX Reserve, and minus (d) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services).

“Credit Extension” is any Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the Subordination Agreement, if any, any note, or notes or guaranties executed by Borrower, or any other present or future agreement executed by Borrower, if any, and/or for the benefit of Bank in connection with this Agreement, each as amended, restated, or otherwise modified.

“Prime Rate” is the greater of (i) four percent (4.00%) per annum and (ii) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in good faith reducing the amount of Advances, Letters of Credit and other financial accommodations which would otherwise be available to Borrower under the lending formulas: (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in good faith, do or may affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets or business of Borrower or any guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank’s good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

“Revolving Line” is an Advance or Advances in an aggregate amount of up to Three Million Dollars ($3,000,000.00) outstanding at any time.

“Revolving Maturity Date” is March 6, 2012.

and inserting in lieu thereof the following:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the Borrowing Base minus (b) the outstanding principal balance of any Advances.

“Credit Extension” is any Advance, Term Loan 2012, or any other extension of credit by Bank for Borrower’s benefit.

“Loan Documents” are, collectively, this Agreement, any Bank Services Agreements, the Perfection Certificate, the Subordination Agreement, if any, any note, or notes or guaranties executed by Borrower, or any other present or future agreement executed by Borrower, if any, and/or for the benefit of Bank in connection with this Agreement and/or Bank Services, all as amended, restated, or otherwise modified.”

“Prime Rate” means the rate of interest published in the “Money Rates” section of The Wall Street Journal, Eastern Edition as the “United States Prime Rate.” In the event that The Wall Street Journal, Eastern Edition is not published or such rate does not appear in The Wall Street Journal, Eastern Edition, the Prime Rate shall be determined by Bank until such time as the Prime Rate becomes available in accordance with past practices.

“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in good faith reducing the amount of Advances, letters of credit and other financial accommodations which would otherwise be available to Borrower under the lending formulas: (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in good faith, do or may affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets or business of Borrower or any guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank’s good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

“Revolving Line” is an Advance or Advances in an aggregate amount of up to Two Million Five Hundred Thousand Dollars ($2,500,000.00) outstanding at any time.

“Revolving Maturity Date” is March 15, 2013.

16	The Loan Agreement shall be amended by inserting the following definitions in Section 13.1 thereof each in their appropriate alphabetical position:

““Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Fixed Charge Coverage Ratio” is, for any period of measurement, (i) Borrower’s EBITDA for such period minus the sum of all taxes actually paid in cash minus unfinanced Capital Expenditures divided by (ii) Borrower’s Fixed Charges.

“Fixed Charges” are, for any period of measurement, the sum of Borrower’s (i) Interest Expense, plus (ii) any required or optional principal payments on outstanding Indebtedness owed to Bank (including, without limitation, principal amortization and prepayments of the Term Loan 2012, but specifically excluding (A) payments of principal on the Revolving Line and (B) GSE Earn-Out Payments permitted to be paid pursuant to Section 7.7 herein and scheduled payments under the NES Note permitted to be paid pursuant to Section 7.9 herein and paid during such period.

“GSE Earn-Out Payments” are the regularly scheduled earn-out payments as and when due and payable in accordance with the terms of Section 1.8 of that certain Asset Purchase Agreement by and among World Energy Solutions, Inc. and GSE Consulting, Inc., entered into as of October 31, 2011.

“NES Note” is that certain Promissory Note, dated October 13, 2011, made by World Energy Solutions Inc. in favor of Northeast Energy Solutions, LLC in the original principal amount equal to Three Million Dollars ($3,000,000).

“Term Loan 2012” is a loan made by Bank pursuant to the terms of Section 2.1.5 hereof.

“Term Loan 2012 Amount” is an aggregate amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000).

“Term Loan 2012 Maturity Date” is the earliest of (a) February 1, 2016 or (b) the occurrence of an Event of Default.

“Term Loan 2012 Payment” is defined in Section 2.1.5(b).

“Third Loan Modification Effective Date” is March 2, 2012.

17	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1thereof:

“Cash Management Services” is defined in Section 2.1.4.

“Cash Management Services Sublimit” is defined in Section 2.1.4.

“FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.

“FX Forward Contract” is defined in Section 2.1.3.

“FX Reserve” is defined in Section 2.1.3.

“Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2.

“Letter of Credit Application” is defined in Section 2.1.2(a).

“Letter of Credit Reserve” has the meaning set forth in Section 2.1.2(d).

18	The Loan Agreement shall be amended by deleting the following text appearing in the definition of “Permitted Indebtedness” in Section 13.1 thereof:

“(c) Subordinated Debt, if any;”

and inserting in lieu thereof the following:

“(c) Subordinated Debt, including, without limitation, Indebtedness owed to Northeast Energy Solutions, LLC pursuant to the NES Note;”

19	The Loan Agreement shall be amended by inserting the following text to appear as clause (i) in the definition of “Permitted Indebtedness” in Section 13.1 thereof:

“(i) the GSE Earn-Out Payments”

20	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4.	ACKNOWLEDGMENT OF DEFAULTS; WAIVER.

A.	Borrower acknowledges that it is currently in default of the Loan Agreement as a result of Borrower’s failure to comply with the minimum EBITDA financial covenant set forth in former Section 6.9(a) thereof for the compliance periods ended November 30, 2011 and December 31, 2011 (the “Prior Defaults”). In addition, Borrower has notified Bank that Borrower anticipates that it will be in default under the Loan Agreement for failing to comply with the minimum EBITDA financial covenant set forth in former Section 6.9(a) thereof for the compliance period ending January 31, 2012 (the “Anticipated Default”), and together with the Prior Defaults, the “Existing Defaults”).

B.	Subject to the execution and delivery of this Loan Modification Agreement and delivery and/or satisfaction of all of the Conditions Precedent described in Section 5 below, Bank hereby waives Borrower’s Existing Defaults for the monthly compliance period indicated above. Bank’s waiver of such Existing Defaults shall apply only to the foregoing specific compliance period. The Borrower hereby acknowledges and agrees that, except as specifically provided herein, nothing in this Section or anywhere in this Loan Modification Agreement shall be deemed or otherwise construed as a waiver by the Bank of any of its rights and remedies pursuant to the Existing Loan Documents, applicable law or otherwise.

5. CONDITIONS PRECEDENT. Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or concurrently with the execution of this Loan Modification Agreement, each in form and substance satisfactory to the Bank (collectively, the “Conditions Precedent”):

A.	copies, certified by a duly authorized officer of Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of Borrower as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and Borrower’s performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of Borrower (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank);

B.	a good standing certificate of Borrower certified by the Secretary of State of the applicable state of incorporation or organization of Borrower, together with a certificate of foreign qualification from the appropriate authority in each jurisdiction in which Borrower is so qualified, in each case dated as of a date no earlier than thirty (30) days prior to the date hereof;

C.	an Acknowledgment and Reaffirmation of Subordination Agreement, executed by Northeast Energy Solutions, LLC;

D.	updated Perfection Certificates executed by Borrower;

E.	updated evidence of insurance (Acord 27 or 28 naming Bank as loss payee and Acord 25 (including excess/umbrella liability) naming Bank as additional insured);

F.	certified copies, dated as of a recent date, of updated financing statement searches, as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such updated financing statements either constitute Permitted Liens or have been or, in connection with any Credit Extension, will be terminated or released ;

G.	a legal opinion of Borrower’s counsel as to authority and enforceability, dated as of the date hereof; and

H.	such other documents as Bank may reasonably request.

6. FEES. Borrower shall pay to Bank a fee equal to Seventeen Thousand Five Hundred Dollars ($17,500), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

7. RATIFICATION OF NEGATIVE PLEDGE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain negative pledge arrangement with respect to Borrower’s intellectual property, between Borrower and Bank, and Borrower acknowledges, confirms and agrees that said negative pledge arrangement remains in full force and effect.

8. ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE. Borrower shall not, without providing the Bank with thirty (30) days prior written notice: (i) relocate its principal executive office or add any new offices or business locations or keep any Collateral, in excess of Ten Thousand Dollars ($10,000.00) in any additional locations, or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization. In addition, the Borrower hereby certifies that no Collateral in excess of Ten Thousand Dollars ($10,000.00) is in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral in excess of Ten Thousand Dollars ($10,000.00) to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of the date hereof, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed.

9. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

10. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

11. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

12. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

13. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

14. RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

15. CONFIDENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

16. JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference in its entirety.

17. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

WORLD ENERGY SOLUTIONS, INC.

By	/s/ James Parslow
Name:	James Parslow
Title:	Chief Financial Officer

WORLD ENERGY SECURITIES CORP.

By	/s/ James Parslow
Name:	James Parslow
Title:	Chief Financial Officer

BANK:

SILICON VALLEY BANK

By	/s/ Darren Gastrock
Name:	Darren Gastrock
Title:	Relationship Manager

[Signature page to Third Loan Modification and Waiver Agreement]

Exhibit A

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: FROM:	SILICONVALLEY BANK WORLDENERGY SOLUTIONS, INC. ANDWORLD ENERGY SECURITIES CORP.	Date:

The undersigned authorized officers of World Energy Solutions, Inc., and World Energy Securities Corp. (individually and collectively, jointly and severally, “Borrower”), solely in their capacities as officers of their respective entities, certify that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                  with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned solely in their capacities as officers of their respective entities, certify that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned solely in their capacities as officers of their respective entities, acknowledge that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

Annual financial statement (CPA Audited) + CC	FYE within 90 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

A/R & A/P Agings, Deferred Revenue report, and schedule of expected collections	Monthly within 20 days when there are outstanding Credit Extensions under the Revolving Line	Yes No

Borrowing Base Certificate	Monthly within 20 Days during Streamline Period	Yes No

Transaction Report	Weekly when not Streamline Period when there are outstanding Credit Extensions under the Revolving Line and upon each request for a Credit Extension under the Revolving Line	Yes No

Board-approved projections	Within 30 days of approval	Yes No

Financial Covenant	Required	Actual		Complies
Minimum Cash and Availability	$1,250,000	$	________	Yes No
Minimum Fixed Charge Coverage Ratio	1.25:1.00		_____:1.00	Yes No

1

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

WORLD ENERGY SOLUTIONS, INC.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

WORLD ENERGY SECURITIES CORP.	Verified:

AUTHORIZED SIGNER
By:	Date:
Name:
Title:	Compliance Status:	Yes No

2

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

I.	Minimum Cash and Availability (Section 6.9(a))

Required: Minimum Cash and Availability Commencing February 28, 2012 and at all times thereafter, maintain unrestricted cash of Borrower at Bank plus unused Availability Amount of not less than One Million Two Hundred Fifty Thousand Dollars ($1,250,000);

Actual:

A.	Aggregate value of the unrestricted cash of Borrower at Bank	$
B.	Unused Availability Amount	$
C.	Total (line A plus line B)	$

Is line C equal to or greater than $1,250,000?

No, not in compliance	Yes, in compliance

3

II. Minimum Fixed Charge Coverage Ratio (Section 6.9(b))

Required: Minimum Fixed Charge Coverage Ratio. Commencing with the first full fiscal quarter following the Third Loan Modification Effective Date, achieve, on a trailing three month basis, measured on the last day of each monthly period, a Fixed Charge Coverage Ratio of not less than 1.25:1.00.

Actual: All amounts measured on a trailing three month basis, ending as of the date of measurement.

A.	EBITDA	$

B.	Taxes actually paid in cash	$

C.	Unfinanced Capital Expenditures	$

D.	Interest Expense	$

E.	The sum of required or optional principal payments on outstanding Indebtedness at Bank (including, without limitation, principal amortization and prepayments of the Term Loan 2012 but specifically excluding (A) payments of principal on the Revolving Line and (B) GSE Earn-Out Payments permitted to be paid pursuant to Section 7.7 of the Loan Agreement and scheduled payments under the NES Note permitted to be paid pursuant to Section 7.9 of the Loan Agreement	$
F.	FIXED CHARGE COVERAGE RATIO ((line A minus line B minus line C) divided by (line D plus line E))		____:1.00

Is line G greater than or equal to 1.25:1.00?

No, not in compliance	Yes, in compliance